UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K
   ____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 22, 2006 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

William Heil, former president and chief operating officer of WebEx Communications, Inc. (“WebEx”), entered into a Release and Employment Termination Agreement (“Agreement”) with WebEx which became effective on March 22, 2006.  Under the Agreement, Mr. Heil’s employment with WebEx terminates on April 30, 2006.  WebEx will pay Mr. Heil a severance payment equal to nine months of base pay plus 50% of nine months of his annual target bonus.  WebEx will also provide payments for medical coverage until the earlier of (i) the date Mr. Heil becomes covered by medical insurance from another employer, and (ii) December 31, 2006.  After termination of his employment, Mr. Heil will serve on WebEx’s business advisory board until at least the end of 2006.  Mr. Heil will also have free access to certain WebEx services for personal, charitable and promotional purposes. The foregoing description of the Agreement is qualified in its entirety to the full text of the Agreement, a copy of which is attached hereto as an exhibit and which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
1.01	Release and Employment Termination Agreement by and between William Heil and WebEx Communications, Inc. effective as of March 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: March 24, 2006	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Title: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
1.01	Release and Employment Termination Agreement by and between William Heil and WebEx Communications, Inc. effective as of March 22, 2006.